UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013

VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD # 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 12, 2013, the board of directors (the “Board”) of Vestin Realty Mortgage II, Inc. (the “Company”) elected Mr. Donovan Jacobs to serve as an independent director of the Company to fill one of the Board vacancies resulting from the resignations of Mr. Robert J. Aalberts and Mr. Daryl C. Idler, Jr. as members of the Board. The director resignations were previously disclosed in a Form 8-K filed by the Company on November 22, 2013. The Board also appointed Mr. Jacobs to the audit committee, nominating committee and compensation committee of the Board, and as chair of the compensation committee of the Board.

Prior to appointing Mr. Jacobs as a director, the Board determined that Mr. Jacobs is an independent director in accordance with the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) and that Mr. Jacobs meets the heightened independence standards for service on the audit committee and satisfy the financial literacy and other requirements for audit committee members under applicable NASDAQ rules. Mr. Jacobs was not selected as a director pursuant to any arrangement or understanding with any other person. For his services as an independent director of the Company and as a member of the audit committee, nominating committee and compensation committee of the Board, Mr. Jacobs will receive the Company's standard compensation applicable to independent directors.

Mr. Jacobs has been a member of the board of Vestin Realty Mortgage II, Inc. since January 2008, and was an employee of Vestin Group from 2000 to 2004 and from September 2005 to October 2006. At Vestin Group, he was responsible for opening and managing three Vestin Mortgage branch offices. Since 1992, Mr. Jacobs has been practicing law in San Diego, California where he represents police officers in both administrative and civil actions.  Mr. Jacobs is a retired San Diego Police Officer, where he served for 13 years. Mr. Jacobs holds a lifetime teaching credential from the State of California and has taught law and police science at Miramar College, Southwestern College and Central Texas College. Mr. Jacobs has authored two books on narcotics investigations, Street Crime Investigations and Street Cop. Mr. Jacobs received his Bachelor’s Degree from San Diego State and his Juris Doctor from Thomas Jefferson School of Law. Mr. Jacobs was admitted to the California Bar in 1992.

Following the appointment of Mr. Jacobs, the current composition of the Board and the audit committee, compensation committee and nominating committee of the Board, is as follows:

Board
Fredrick J. Zaffarese Leavitt (Independent Director)
Donovan Jacobs (Independent Director)
Roland M. Sansone (Independent Director)
Michael V. Shustek

Audit Committee
Fredrick J. Zaffarese Leavitt (Chairman)
Donovan Jacobs
Roland M. Sansone

Compensation Committee
Donovan Jacobs (Chairman)
Roland M. Sansone
Fredrick J. Zaffarese Leavitt

Nominating Committee
Roland M. Sansone (Chairman)
Donovan Jacobs
Fredrick J. Zaffarese Leavitt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, LLC, its sole manager

Date: December 12, 2013	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer